EXHIBIT 99.2

Aviat Networks, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

These unaudited pro forma condensed consolidated financial statements of Aviat Networks, Inc. (“Aviat”, “we”, “us”, and “our”) have been prepared to reflect the September 2, 2011 sale of our WiMAX business and related assets consisting of certain technology, inventory and equipment to EION Networks, Inc., a privately-owned Canadian company based in Ottawa, Ontario, as described in Item 2.01 of this Current Report.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended July 2, 2010 and July 3, 2009 are based on our historical condensed consolidated statements of operations, and give effect to the disposition transaction as if it had occurred on June 28, 2008, the first day of fiscal 2009. We purchased the WiMAX business as part of the acquisition of Telsima Corporation on February 27, 2009. Since the WiMAX business was purchased on February 27, 2009, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended July 3, 2009 includes the results of operations for the WiMAX business for the period February 27, 2009 through July 3, 2009. For the nine months ended April 1, 2011, the WiMAX business results of operations were presented as discontinued operations in our Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2011, in accordance with Accounting Standard Codification (“ASC”) 205, Accounting for the Impairment or Disposal of Long-Lived Assets; therefore, an unaudited pro forma condensed consolidated statement of operations is not necessary for that period. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 1, 2011 is based on our historical balance sheet as of that date, and gives effect to the disposition transaction as if it had occurred on April 1, 2011.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the disposition. These unaudited pro forma condensed consolidated financial statements include no assumptions regarding the use of proceeds from the sale of the WiMAX business, which are presented as additional accounts receivable on the Unaudited Pro Forma Condensed Consolidated Balance Sheet. Accordingly, the actual effect of the sale, due to this and other factors, could differ from the pro forma adjustments presented herein. However, management believes that the assumptions used and the adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with our audited consolidated financial statements and accompanying notes as of and for the year ended July 2, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended July 2, 2010, as well as in conjunction with our unaudited condensed consolidated financial statements and accompanying notes as of and for the period ended April 1, 2011, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for quarterly period ended April 1, 2011.

Aviat Networks, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended July 2, 2010

(in millions, except per share amounts)

	Historical Aviat	Pro Forma Adjustments (a)	Pro Forma Aviat
Revenue from product sales and services	$478.9	$(13.4)	$465.5

Cost of product sales and services	345.5	(12.8)	332.7

Gross margin	133.4	(0.6)	132.8
Research and development expenses	41.1	(10.0)	31.1
Selling and administrative expenses	141.0	(6.3)	134.7
Amortization of identifiable intangible assets	5.6	(0.6)	5.0
Impairment of property, plant and equipment and intangible assets	71.9	(5.5)	66.4
Restructuring charges	7.1	—	7.1

Operating loss	(133.3)	21.8	(111.5)
Other income	1.2	—	1.2
Interest income	0.3	—	0.3
Interest expense	(2.2)	—	(2.2)

Loss before income taxes	(134.0)	21.8	(112.2)
Benefit from income taxes	(3.8)	—	(3.8)

Loss from continuing operations	$(130.2)	$21.8	$(108.4)

Loss per common share:
Basic and diluted	$(2.19)		$(1.82)

Shares used in per share calculation:
Basic and diluted	59.4		59.4

Aviat Networks, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended July 3, 2009

(in millions, except per share amounts)

	Historical Aviat	Pro Forma Adjustments (a)	Pro Forma Aviat
Revenue from product sales and services	$679.9	$(2.0)	$677.9
Cost of product sales and services	505.5	(1.7)	503.8

Gross margin	174.4	(0.3)	174.1
Research and development expenses	40.4	(4.0)	36.4
Selling and administrative expenses	138.3	(2.4)	135.9
Acquired in-process research and development	2.4	—	2.4
Amortization of identifiable intangible assets	5.6	(0.1)	5.5
Impairment of property, plant and equipment, goodwill and intangible assets	314.8	—	314.8
Restructuring charges	8.2	—	8.2

Operating loss	(335.3)	6.2	(329.1)
Interest income	0.9	—	0.9
Interest expense	(2.8)	—	(2.8)

Loss before income taxes	(337.2)	6.2	(331.0)
Provision for income taxes	17.8	—	17.8

Loss from continuing operations	$(355.0)	$6.2	$(348.8)

Loss per common share:
Basic and diluted	$(6.05)		$(5.94)

Shares used in per share calculation:
Basic and diluted	58.7		58.7

Aviat Networks, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of April 1, 2011

(in millions)

	Historical Aviat	Pro Forma Adjustments	Pro Forma Aviat
Assets
Current assets:
Cash and cash equivalents	$95.7	$—	$95.7
Receivables, net	142.0	0.4(b)	142.4
Unbilled costs	27.0	—	27.0
Inventories	64.1	—	64.1
Other current assets	37.0	(10.2)(c)	26.8

Total current assets	365.8	(9.8)	356.0
Property, plant and equipment, net	32.8	—	32.8
Goodwill	5.6	—	5.6
Identifiable intangible assets, net	4.9	—	4.9
Deferred income taxes	0.6	—	0.6
Other assets	1.0	0.8(d)	1.8

Total Assets	$410.7	$(9.0)	$401.7

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term debt	$6.0	$—	$6.0
Accounts payable	58.5	2.5(d)	61.0
Accrued compensation and benefits	10.8	0.7(d)	11.5
Other accrued expenses	67.1	(1.2)(e)	65.9
Advance payments and unearned income	49.0	0.4(d)	49.4
Restructuring liabilities	6.0	0.2(d)	6.2

Total current liabilities	197.4	2.6	200.0
Other long-term liabilities	4.4	0.2(d)	4.6
Redeemable preference shares	8.3	—	8.3
Reserve for uncertain tax positions	4.2	—	4.2
Deferred income taxes	0.6	—	0.6

Total liabilities	214.9	2.8	217.7

Stockholders’ equity:
Common stock, par value	0.6	—	0.6
Additional paid-in capital	790.2	—	790.2
Accumulated deficit	(592.0)	(11.8)(f)	(603.8)
Accumulated other comprehensive loss	(3.0)	—	(3.0)

Total stockholders’ equity	195.8	(11.8)	184.0

Total Liabilities and Stockholders’ Equity	$410.7	$(9.0)	$401.7

Aviat Networks, Inc.

Notes to the Unaudited Pro Forma Condensed Financial Statements

(a)

Reflects the elimination of the results of operations associated with discontinued operations of our WiMAX business in accordance with ASC 205, Accounting for the Impairment or Disposal of Long-Lived Assets.

(b)	Represents the amount due from EION six months from the date of closing of the sale of WiMAX business.

(c)	Represents $9.4 million of WiMAX assets sold to EION and $0.8 million of other assets not sold to EION reclassified to other long-term assets.

(d)	Represents adjustments to reclassify assets and liabilities presented in discontinued operations as of April 1, 2011, which, in the final Asset Purchase Agreement, were not sold to or assumed by EION.

(e)

Represents $4.0 million of liabilities not sold to EION reclassified to various other liability accounts, partially offset by the addition of $2.0 million of obligations and $0.8 million of accrued transaction costs resulting from the sale of the WiMAX business.

(f)	Represents recognition of the loss, which would have been realized upon the disposition of the WiMAX business, had the transaction closed on April 1, 2011.